EXHIBIT A

                        1997 MANAGEMENT STOCK OPTION PLAN
                      (as amended through April 14, 1998)


SECTION 1.  PURPOSE; DEFINITIONS

           The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating key employees (including officers and directors) and consultants to provide the Corporation and its Affiliates with a stock option plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value.

           For purposes of the Plan, the following terms are defined as set forth below:

(a) "Affiliate" means a corporation or other entity controlled by, or under common control with, the Corporation and designated by the Committee from time to time as such.

(b)        "Board" means the Board of Directors of the Corporation.

(c) "Cause" shall have the meaning ascribed thereto in an employment agreement, if any, between the optionee and the Corporation or any of its Affiliates. In the absence of such an employment agreement, "Cause" shall mean (unless otherwise defined in the Stock Option Agreement) (i) conviction of an optionee for committing a felony under federal law or the law of the state in which such action occurred, (ii) perpetration by the optionee of an illegal act which causes significant economic injury to the Corporation or any of its Affiliates or of a common law fraud against the Corporation or any of its Affiliates, or (iii) continuing willful and deliberate failure on the part of an optionee to perform his or her employment duties in any material respect. The Committee shall have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

(d) "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 7(b) and (c), respectively.

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f) "Commission" means the Securities and Exchange Commission or any successor agency.

(g)        "Committee" means the Committee referred to in Section 2.

(h) "Common Stock" means the common stock, par value $.01 per share, of the Corporation and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(i)        "Corporate   Transaction"   means   a   reorganization,   merger   or
           consolidation or sale or other disposition of all or substantially all of the assets of the Corporation.

(j)        "Corporation"  means  The  Leslie  Fay  Company,   Inc.,  a  Delaware
           corporation.

(k) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

(l) "Early Retirement" means retirement from active employment with the Corporation or any of its Affiliates pursuant to the early retirement provisions of the applicable pension plan of such employer.

(m)        "Effective Date" means June 4, 1997.

(n) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto

(o) "Fair Market Value" means, except as provided in Section 5(a), as of any given date, the mean between the highest and lowest reported sales prices of a share of Common Stock on the New York Stock Exchange, Inc. Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

(p) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of section 422 of the Code.

(q)        "NASDAQ" means the National  Association of Securities Dealers,  Inc.
           Automated Quotation system.

(r) "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

(s) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(t) "Normal Retirement" means retirement from active employment with the Corporation or any of its Affiliates at or after age 65.

(u) "Plan" means The Leslie Fay Company, Inc. 1997 Management Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

(v)        "Retirement" means Normal Retirement or Early Retirement.

(w) "Rule 16b-3 " means Rule 16b-3, as promulgated and interpreted by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(x)        "Stock Option" means an option granted under Section 5.

(y) "Stock Option Agreement" means the agreement with an optionee pursuant to which a Stock Option is granted, as provided in Section 5.

(z) "Termination of Employment" means the termination of the optionee's employment with the Corporation and any of its Affiliates. An optionee employed by the Corporation or any of its Affiliates shall also be deemed to incur a Termination of Employment if any of its Affiliates ceases to be such an Affiliate and the optionee does not immediately thereafter become an employee of the Corporation or another Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its Affiliates shall not be considered Terminations of Employment.

           In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

           The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

           The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to employees (including officers and directors) and consultants of the Corporation and its Affiliates.

           Among other things, the Committee shall have the authority, subject to the terms of the Plan (including Schedule A hereto):

(a) To select the employees and consultants to whom Stock Options may from time to time be granted;

(b) To determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options or any combination thereof are to be granted hereunder;

(c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

(d) To determine the terms and conditions of any Stock Option granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the optionee, the Corporation or any Affiliate) and any vesting acceleration, forfeiture or waiver regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) To modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time;

(f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred; and

(g) To determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(j).

           The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and otherwise to supervise the administration of the Plan.

           The Committee may act only by a majority of its members then in office, except that the Committee may (i) delegate to an officer of the Corporation such of its powers and authority under the Plan as it deems appropriate (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to fail to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of the members of the Committee or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

           Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express terms of the Plan or Stock Option Agreement, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

           Notwithstanding any provision of the Plan to the contrary, the mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and section 162(m) of the Code, respectively, shall not invalidate any Stock Option granted by the Committee, which Stock Option is otherwise validly granted under the Plan.

           No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted hereunder.

           Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

           Notwithstanding the foregoing or any other provision of this Plan, there is hereby approved and authorized, and the Committee shall grant, Stock Options to purchase up to 340,000 shares of Common Stock (the "Emergence Grants") to the persons and on the terms and conditions set forth in clauses A(i) and (ii) of Schedule A and the form of Stock Option Agreement appended thereto, which terms the Committee shall not have the discretion to modify without the consent of the optionee affected thereby. All future grants of Common Stock made pursuant to this Plan are subject to Committee approval. In the event of any inconsistency between the terms of this Plan and Schedule A (including the appended form of Stock Option Agreement), the terms of this Plan shall prevail.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN.

           The total number of shares of Common Stock reserved and available for grant under the Plan shall be 1,250,000. No participant may be granted Stock Options covering in excess of 500,000 shares of Common Stock over the life of the Plan. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

           If any Stock Option expires, terminates or is canceled without being exercised, shares subject to such Stock Option shall again become available for distribution in connection with Stock Options granted under the Plan.

           In the event of any change in capitalization, such as a stock split or combination or, in the case of any merger, consolidation, separation, including a spin-off, exchange of shares or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in section 368 of the
Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Stock Options and/or such other equitable substitution or adjustment (including, but not limited to, cashing out the Stock Options as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

           In addition, the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options heretofore granted in recognition of unusual or nonrecurring events affecting the Corporation, any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 4.  ELIGIBILITY

           Employees of and consultants to the Corporation and any of its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Affiliates are eligible to be granted Stock Options under the Plan. No grant shall be made under this Plan to a director who is not an employee of the Corporation or any of its Affiliates.

SECTION 5.  STOCK OPTIONS

           Stock Options may be of two types- Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

           The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options; provided, however, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3 and the grant schedule set forth in Schedule A attached hereto. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

           Stock Options shall be evidenced by Stock Option Agreements, the terms and provisions of which may differ. A Stock Option Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provision of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a Stock Option Agreement shall be duly executed and delivered by the Corporation to the participant. Such Stock Option Agreement shall become effective upon execution by the Corporation and the participant.

           Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under section 422 of the Code, or, without the consent of the affected optionee, to disqualify any Incentive Stock Option under such section 422.

           Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Stock Option Agreement; provided that the exercise price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. Any Stock Option that is not exercised within its applicable exercise period shall expire automatically.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

           Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such shares of already owned Common Stock do not constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of

1933, as amended, and have been held by the optionee for such period of time and in such manner as is required by Generally Accepted Accounting Principles to prevent the exercise of the Stock Option from being deemed additional cash compensation of the optionee chargeable against the earnings of the Corporation; and provided, further, that in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option must be authorized by the Committee at the time the Stock Option is granted.

           In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

           In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value equal to the aggregate exercise price of such Stock Option.

           No shares of Common Stock shall be issued until full payment therefore has been made. Except as otherwise provided in Section 5(l) below, an optionee shall have all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 10(a).

(e) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) in the case of a Nonqualified Stock Option, pursuant to (A) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) and (B) a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) if expressly permitted under the applicable Stock Option Agreement, pursuant to the terms set forth therein. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee, the guardian or legal representative of the optionee named in the Stock Option Agreement, or any person to whom an option is transferred in accordance with the preceding sentence.

(f) Termination by Death. Unless otherwise determined by the Committee, if an optionee's employment or service terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the Stock Option Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine for a period of three years (or such shorter period as the Committee may specify in the Stock Option Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(h) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five years (or such shorter period as the Committee may specify in the Stock Option Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee: (i) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee, whether or not then exercisable, shall thereupon terminate; and (ii) if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement or for Cause, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding the foregoing, if an optionee incurs a Termination of Employment at or after a Change in Control (as defined in Section 7(b)), other than by reason of Cause, death, Disability or Retirement, any Stock Option, to the extent then exercisable, held by such optionee shall be exercisable for the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term. In the event of Termination of Employment, if an Incentive
           Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee, with the consent of the optionee, may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

(k) Change in Control Cash-Out. Notwithstanding any other provisions of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Corporation, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Corporation and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(k) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this
           Section 5(k) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that, but for the nature of such grant, would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

(l) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine.

           If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares of Common Stock are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.  TAX OFFSET BONUSES

           At the time a Stock Option is granted hereunder or at any time thereafter, the Committee may grant to the participant receiving such Stock Option the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Stock Option results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 7.  CHANGE IN CONTROL PROVISIONS

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(b) Definition of Change in Control. For purposes of the Plan, a "Change in Control" shall mean the occurrence of any of the following:

           (i) any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than Dickstein Partners, Inc. and/or any of its affiliates (as defined in Rule 12b-2 under the Exchange Act), acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
                      Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of the capital stock of the Corporation; or

           (ii) the sale of all or substantially all of the Corporation's assets in one or more related transactions; or

           (iii) any merger, consolidation, reorganization or similar event of the Corporation or any of its subsidiaries, as a result of which the holders of the voting stock of the
                      Corporation immediately prior to such merger, consolidation, reorganization or similar event do not hold at least fifty-one percent (51%) of the aggregate voting power of the capital stock of the surviving entity.

(c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or
           Corporate Transaction; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(d) In the event that the Corporation is merged or consolidated with another corporation and, whether or not the Corporation shall be the surviving corporation, there shall be any change in the shares of Common Stock by reason of such merger or consolidation, or in the event that all or substantially all of the assets of the Corporation are acquired by another person, or in the event of a reorganization or liquidation of the Corporation then the Committee may, by written notice to each optionee, provide that his Stock Options will be terminated unless exercised within 30 days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (with or without acceleration of the exercisability of such Stock Options).

SECTION 8.  TERM, AMENDMENT AND TERMINATION

           The Plan, will terminate 10 years after the Effective Date. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

           The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for any exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by law or agreement or necessary to comply with any tax or regulatory requirement.

           The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent, except such an amendment made to cause the Plan or Stock Option to qualify for any exemption provided by Rule 16b-3.

           Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options that qualify for beneficial treatment under such rules without stockholder approval.

SECTION 9.  UNFUNDED STATUS OF PLAN

           It is currently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 10.  GENERAL PROVISIONS

(a) The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the public resale or distribution thereof in violation of applicable securities laws. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restriction on transfer.

           Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of each of the following conditions:

           (i) Any registration or other qualification of such shares of the Corporation under any state of federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

           (ii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees.

(c) Adoption of the Plan shall not confer upon any employee or consultant any right to continued employment or service, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment or service of any employee or consultant at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Stock Option theretofore granted under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the rights to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations of Common Stock.

(e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

(f) In the case of a grant of a Stock Option to any employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary thereafter will transfer the shares of Common Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

(g) The Plan and all Stock Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h) No participant or other person shall have any claim to be granted any Stock Option, and there is no obligation for uniformity of treatment of participants, or holders or beneficiaries of Stock Options. The terms and conditions of Stock Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each participant (whether or not such participants are similarly situated).

(i) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(j) If any provision of the Plan or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Stock Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Stock Option Agreement, such provision shall be stricken and the remainder of the Plan and any such Stock Option Agreement shall remain in full force and effect.

(k) No fractional share shall be issued or delivered pursuant to the Plan or any Stock Option Agreement, and the Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of any fractional share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed for the Corporation or for its Affiliates by the grantee. All such grants, issuances and payments shall constitute a special incentive payment to the optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the optionee for the purposes of determining any pension, retirement, death or other benefits under
           (i) any pension, retirement, life insurance or other benefit plan of the Corporation or any Affiliate or (ii) any agreement between the Corporation or any Affiliate, on the one hand, and the optionee on the other hand.

                                                                      Schedule A


A.         Grant Schedule.  Participants* will receive Stock Options as follows:

           (i) Effective Date. On the Effective Date, Stock Options (the "Initial Options") will be granted for 170,000 shares of the Common Stock.

           (ii) 1996 Fiscal Year. If the Corporation achieves an EBITDA** of at least 4.2 million (before profit sharing, excluding Castleberry, and including Hue licensing revenues) in the 1996 fiscal year, Stock Options (the "1996 Options") will be granted for an additional 170,000 shares of the Common Stock.

           (iii) 1998 Fiscal Year. On January 4, 1998, Stock Options (the "1998 Options") will be granted for an additional 183,000 shares of the Common Stock.

B.         Vesting Schedule.

           (i) Vesting of Initial Options. One-third of the Initial Options will vest on each of the first three anniversaries of the Effective Date; provided however, that all of the Options will vest immediately upon a Change in Control.

           (ii) Vesting of 1996 Options. One-third of the 1996 Options will vest on each of the first three anniversaries of the date of grant; provided however, that all of the 1996 Options will vest immediately upon a Change in Control.

           (iii) Vesting of 1998 Options. One-fourth of the 1998 Options will vest immediately upon grant and one-fourth of the 1998 Options will vest on each of the first three anniversaries of the date of grant; provided however, that all of the 1998 Options will vest immediately upon a Change in Control.




--------

*          For purposes of clauses A(i) and A(ii)  "Participants"  means John J.
           Pomerantz, John A. Ward, Catharine Bandel-Wirtshafter, Dominick Felicetti and Warren T. Wishart and, for purposes of clause A(iii), "Participants" means John J. Pomerantz, John A. Ward, Dominick Felicetti and Warren T. Wishart.

** EBITDA means consolidated earnings before interest, taxes, depreciation and amortization, as determined pursuant to generally accepted accounting principles in effect in the United States from time to time.